UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         -----------------------------

                                   FORM 8-K

                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


                       Date of Report  - September 3, 2004
                Date of Earliest Event Reported - August 31, 2004


                       THE MAY DEPARTMENT STORES COMPANY
              (Exact name of Registrant as specified in its charter)

   Delaware                          I-79                      43-1104396
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)              Identification No.)
incorporation)

611 Olive Street, St. Louis, Missouri                            63101
(Address of principal executive offices)                        (Zip code)

        Registrant's telephone number, including area code: (314)342-6300


                                Not Applicable
          (former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
      240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






Item 3.03.   Material Modification to Rights of Security Holders.

On August 31, 2004, The May Department Stores Company, a Delaware corporation (the "Company",) pursuant to approval by its board of directors, entered into an Amended and Restated Rights Agreement by and between the Company and The Bank of New York (the "Rights Agent"). The Amended and Restated Rights Agreement extends the final expiration of the Company's Rights Agreement dated as of August 19, 1994 to August 31, 2014. In addition, the Amended and Restated Rights Agreement (i) modifies the definition of "Acquiring Person", (ii) eliminates references to "Adverse Person", and (iii) provides that the Company may, under certain circumstances, exchange all of the outstanding and exercisable Rights for shares of Common Stock of the Company.

A copy of the Amended and Restated Rights Agreement is attached hereto as
Exhibit 4.1.



Item 9.01   Financial Statements and Exhibits.

     (c)  Exhibits.

Exhibit No.    Exhibit

       4.1 Amended and Restated Rights Agreement, dated as of August 31, 2004, between The May Department Stores Company, a Delaware corporation and The Bank of New York.





                             SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                        THE MAY DEPARTMENT STORES COMPANY



Dated: September 3, 2004         By: /s/ Richard A. Brickson
                                     Richard A. Brickson
                                     Secretary